Exhibit 10.91

                              REAL ESTATE TERM NOTE

$950,000.00                                                  St. Paul, Minnesota
                                                                  March 29, 2001

1. FOR VALUE RECEIVED, GREENMAN TECHNOLOGIES OF MINNESOTA, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of BREMER BUSINESS FINANCE CORPORATION, a Minnesota corporation, its successors and assigns (the "Lender"), at its banking house located in St. Paul, Minnesota, the principal sum of NINE HUNDRED FIFTY THOUSAND and No/100 DOLLARS ($950,000.00), or so much thereof which has been advanced to or for the benefit of the Borrower as of the date hereof and hereafter pursuant to that certain loan agreement of even date herewith by and between the Lender and the Borrower ("Loan Agreement") in lawful money of the United States and immediately available funds, together with interest on the unpaid balance accruing as of the date hereof at a rate equal at all times to 10.75% interest beginning from the date hereof until the Interest Adjustment Date (as hereinafter defined), and from and after the Interest Adjustment Date together with interest on the unpaid balance accruing as of the Interest Adjustment Date and thereafter at a rate equal at all times to 2.25% per annum in excess of the "Reference Rate of Interest" (as hereinafter defined) as of the Interest Adjustment Date. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days but charged for actual days principal is unpaid.

2. The outstanding principal balance hereof plus interest hereon shall be payable in (i) fifty-nine (59) consecutive monthly installments of principal and interest, commencing on May 1, 2001 and continuing on the first (1st) day of each calendar month thereafter, and (ii) one (1) final installment equal to the then outstanding principal balance of this Note, together with accrued interest thereon, shall if not sooner paid, be due and payable in full on April 1, 2006 (the "Maturity Date"). On May 1, 2004 (the "Interest Adjustment Date") the interest accruing on the Note shall be adjusted as set forth in paragraph 1 of this Note. The amount of each installment shall be calculated based on an assumed amortization of 15 years from the date hereof (the "Amortization Date") and the Lender may, at its option, on the Interest Adjustment Date, using the interest rate then in effect, re-amortize and adjust the monthly payments due hereunder through the number of months then remaining until the Maturity Date. The term "Reference Rate of Interest" shall mean the reference rate of interest (or equivalent successor rate) set and announced from time to time by Bremer Financial Corporation as a basis for determining the rate of interest on commercial borrowing, whether or not the Lender makes loans to other customers at, above or below said base rate of interest.

3. The outstanding principal balance of this Note may not be prepaid at any time during the first two years of the term. Beginning May 1, 2003 and thereafter, the Note may be prepaid, at the option of the Borrower, in whole or in part; provided, (i) Borrower must give Lender thirty (30) days advance written notice of a prepayment, (ii) partial prepayments may only be made in increments of $100,000, and (iii) then the Borrower shall pay the Lender a prepayment fee equal to one (1%) percent of the then principal balance of this Note Any payment(s) on this Note using the proceeds of any condemnation or insurance award or from a refinancing or from the sale of any collateral securing this Note (whether
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      such sale is made with or without the consent of the Lender), and any payment(s) made after any event of default has occurred under this Note, and any other payment(s) on this Note from any other source in excess of the principal payments scheduled pursuant to Paragraphs 2 above, shall be deemed a prepayment for purposes of this Paragraph 4 and Paragraph 6 below.

4. If any installment of principal or interest on this Note, including the payment required on the Maturity Date, is not paid within ten (10) days of the due date thereof, the Borrower shall pay to the Lender a late charge equal to five percent (5.0%) of the amount of such installment.

5. All payments and prepayments shall, at the option of the Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest on this Note, and lastly to principal (and, in the case of any prepayments, to installments of principal in the inverse order of their maturity).

6. Notwithstanding anything to the contrary contained herein, if the rate of interest, late payment fee, prepayment penalties or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable Minnesota law.

7. Upon the occurrence of an Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of the Lender, become immediately due and payable, without notice or demand.

8. Upon the occurrence of an Event of Default or anytime thereafter, the Lender shall have the right to set off any and all amounts due hereunder by the Borrower to the Lender against any indebtedness or obligation of the Lender to the Borrower.

9. Upon the occurrence at any time of an Event of Default or at any time thereafter, the Borrower promises to pay all costs of collection of this Note, including but not limited to attorneys' fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

10. This Note is issued pursuant to the terms of the Loan Agreement and is secured by, among other things, the Mortgage and the payment hereof has been guaranteed by the Guarantor pursuant to the Guaranty, and is entitled to all of the benefits provided for in each of said agreements.

11. As used herein, the following terms shall have the meaning assigned thereto in the Loan Agreement: Mortgage; Event of Default; Project; Guarantor; and Guaranty.

12. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

13. This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

14. Borrower hereby irrevocably submits to the jurisdiction of any Minnesota state court or federal court over any action or proceeding arising out of or relating to this Note, the Loan Agreement, the Mortgage and any instrument, agreement or document related thereto, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to Borrower's last known address. Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

                                            GREENMAN TECHNOLOGIES
                                            OF MINNESOTA, INC.
                                            a Minnesota corporation

                                            By:
                                                --------------------------------

                                                --------------------------------
                                                Its:
                                                     ---------------------------
STATE OF ______________                 )
                                        )  ss.
COUNTY OF _______________               )

The foregoing instrument was acknowledged before me this _____ day of _______, 2001, by ___________________, the ______________ of GreenMan Technologies of
Minnesota, Inc., a Minnesota corporation and on behalf of the Corporation.

                      -------------------------------------
                                  Notary Public